Ex. 99.77Q1(a)

     (i) Certificate of Correction to the Articles of Amendment to the Articles of Incorporation of INVESCO Money Market Funds, Inc. dated December 2, 1999, filed with Post-Effective Amendment No. 46 to INVESCO Money Market Funds, Inc. Registration Statement on September 20, 2002 and incorporated herein by reference.

     (ii) Certificate of Correction to the Articles of Amendment to the Articles of Incorporation of INVESCO Money Market Funds, Inc. dated May 17, 2000, filed with Post-Effective Amendment No. 46 to INVESCO Money Market Funds, Inc. Registration Statement on September 20, 2002 and incorporated herein by reference.